SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CHART INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHART INDUSTRIES, INC.

5885 Landerbrook Drive, Suite 150, Cleveland, Ohio 44124

April 30, 2002

To the Stockholders of Chart Industries, Inc.:

The Annual Meeting of Stockholders of Chart Industries, Inc. will be held at 10:00 a.m. Eastern Daylight Time, on Thursday, June 6, 2002, at the Forum Conference Center, 1375 East 9th Street, 2nd Floor, Cleveland, Ohio.

We will be reporting on your Company’s activities and you will have an opportunity to ask questions about our operations.

We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Chart Industries, Inc., I would like to thank you for choosing to invest in our Company. We hope to merit your continued support and confidence.

Sincerely yours,

ARTHUR S. HOLMES
Chairman and
Chief Executive Officer

CHART INDUSTRIES, INC.

5885 Landerbrook Drive, Suite 150, Cleveland, Ohio 44124

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2002

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Chart Industries, Inc. (the “Company”) will be held at the Forum Conference Center, 1375 East 9th Street, 2nd Floor, Cleveland, Ohio, on Thursday, June 6, 2002 at 10:00 a.m. Eastern Daylight Time, for the following purposes:

1.	To elect one Director of the class whose term of office expires in 2005;

2.	To amend and restate the Company’s 1997 Stock Bonus Plan to increase the aggregate number of shares available for issuance by 500,000 and to make other changes to the plan; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Holders of Common Stock of record as of the close of business on April 19, 2002 are entitled to receive notice of and to vote at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person.

By Order of the Board of Directors
THOMAS F. MCKEE
Secretary

Cleveland, Ohio
April 30, 2002

CHART INDUSTRIES, INC.

5885 Landerbrook Drive, Suite 150, Cleveland, Ohio 44124

PROXY STATEMENT

Mailed on or about April 30, 2002

Annual Meeting of Stockholders to be held on June 6, 2002

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Chart Industries, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company to be held on June 6, 2002, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders, which accompanies this Proxy Statement.

The accompanying proxy is solicited by the Board of Directors of the Company and will be voted in accordance with the instructions contained thereon if it is returned duly executed and is not revoked. If no choice is specified on the proxy, it will be voted FOR the election of the individual nominated by the Board of Directors and FOR the amendment and restatement of the Company’s 1997 Stock Bonus Plan. A stockholder may revoke a proxy at any time before it is exercised by delivery of written notice to the Secretary of the Company, by a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

The costs of soliciting proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their name and the Company will reimburse them for their out-of-pocket expenses in connection therewith. In addition to solicitation by mail, the Company’s Directors, officers and employees, without additional compensation, may solicit proxies by telephone, mail and personal interview.

The record date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on April 19, 2002. On that date, there were outstanding and entitled to vote 24,895,246 shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Company. Each share of Common Stock is entitled to one vote. The Company’s Certificate of Incorporation does not provide for cumulative voting rights.

At the Annual Meeting, in accordance with the Delaware General Corporation Law, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company’s By-Laws, at the Annual Meeting the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum. The shares represented at the Annual Meeting by proxies that are marked, with respect to the election of Directors, “withheld” or, with respect to any other proposals, “abstain,” will be counted as shares present for the purpose of determining whether a quorum is present.

Under the rules of the New York Stock Exchange, brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Under applicable Delaware law, if a broker returns a proxy with respect to an item on which the broker has the authority to vote and has not voted on another proposal, such broker non-votes will count for purposes of determining a quorum.

Pursuant to the Company’s By-Laws, at the Annual Meeting a plurality of the votes cast is sufficient to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will have no effect on the outcome of the election of Directors.

Pursuant to the Company’s By-Laws, all other questions and matters brought before the Annual Meeting will be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon and present in person or by proxy at the Annual Meeting, unless otherwise provided by Delaware law, by the rules of the New York Stock Exchange, or by the Certificate of Incorporation or By-Laws of the Company. In voting for such proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the proposal on which the abstention is noted and will have the effect of a vote against such proposal. Broker non-votes, however, are not counted as present and entitled to vote for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock as of March 29, 2002, unless otherwise indicated, by (i) each Director and nominee for election as a Director of the Company, (ii) each person named in the summary compensation table appearing under the caption “Executive Compensation” below, (iii) each person or group known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective Director, officer or stockholder, as the case may be. Unless otherwise indicated below, each stockholder named below has sole voting and investment power with respect to the number of shares set forth opposite his, her or its respective name.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Common Stock(1)
Arthur S. Holmes (2) 5885 Landerbrook Drive, Suite 150 Cleveland, Ohio 44124	7,540,813	30.2%
Christine H. Holmes (3) 5885 Landerbrook Drive, Suite 150 Cleveland, Ohio 44124	7,540,813	30.2
Charles S. Holmes (4) Asset Management Associates of New York, Inc. P. O. Box 250 Rutherford, New Jersey 07070	1,567,010	6.3
Wellington Management Company, LLP (5) 75 State Street Boston, Massachusetts 02109	1,520,000	6.1
Royce & Associates, Inc. (6) 1414 Avenue of the Americas New York, New York 10019	1,256,600	5.0
James R. Sadowski (7) 5885 Landerbrook Drive, Suite 150 Cleveland, Ohio 44124	367,347	1.5
Michael F. Biehl (8) 5885 Landerbrook Drive, Suite 150 Cleveland, Ohio 44124	0	*
John T. Romain (9) 5885 Landerbrook Drive, Suite 150 Cleveland, Ohio 44124	122,844	*
Don A. Baines (10) 5885 Landerbrook Drive, Suite 150 Cleveland, Ohio 44124	256,106	1.0

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Common Stock(1)
Richard J. Campbell (11) 365 South Oak Street West Salem, Wisconsin 54669	128,220	*
Thomas F. McKee (12) 1400 McDonald Investment Center 800 Superior Avenue Cleveland, Ohio 44114	34,750	*
Lazzaro G. Modigliani (13) 5885 Landerbrook Drive, Suite 150 Cleveland, Ohio 44124	109,186	*
Robert G. Turner, Jr. (14) 6690 Beta Drive, Suite 210 Mayfield Village, Ohio 44143	58,050	*
All Directors and executive officers as a group (15) (8 persons)	8,361,210	32.8

*	Less than one percent.

(1)
In accordance with Securities and Exchange Commission (the “Commission”) rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding options covering Common Stock exercisable by such owner within 60 days after March 29, 2002, but no exercise of outstanding options or other convertible securities covering Common Stock held by any other person.

(2)
Arthur S. Holmes is Chairman and Chief Executive Officer of the Company. Mr. Holmes is the spouse of Christine H. Holmes. Mr. Holmes’ share ownership is comprised of 3,797,274 shares of Common Stock held by the Arthur S. Holmes Trust, Arthur S. Holmes, Trustee, 8,767 shares of Common Stock which he owns indirectly through the Chart Industries, Inc. 401(k) Investment and Savings Plan, 50,000 shares of Common Stock which he has the right to acquire through the exercise of stock options within 60 days after March 29, 2002 and 3,684,772 shares of Common Stock owned by his spouse. The ownership of the shares held by his spouse is attributed to Mr. Holmes pursuant to Commission rules. As a result, although Mr. and Mrs. Holmes are shown in the table above each to own 30.2% of the outstanding shares of Common Stock of the Company, in the aggregate they own together 30.2% of the outstanding shares of Common Stock of the Company.

(3)
Christine H. Holmes’ share ownership is comprised of 3,684,772 shares of Common Stock held by the Christine H. Holmes Trust, Christine H. Holmes, Trustee, and 3,856,041 shares of Common Stock owned by her spouse, Arthur S. Holmes. The ownership of the shares held by her spouse is attributed to Mrs. Holmes pursuant to Commission rules.

(4)
Based solely on a review of Amendment No. 2 to Schedule 13D filed on April 25, 2000, Charles S. Holmes’ share ownership is comprised of 1,560,260 shares of Common Stock, which he owns directly, and 6,750 shares of Common Stock held by his minor child. The ownership of the shares held by his child is attributed to Mr. Holmes pursuant to Commission rules.

(5)
Based solely on a review of the Schedule 13G filed on February 12, 2002, Wellington Management Company, LLP has shared voting power over 1,300,000 shares of Common Stock and shared dispositive power over 1,520,000 shares of Common Stock.

(6)	Based solely on a review of the Schedule 13G filed on February 8, 2002, Royce & Associates, Inc. has sole voting and dispositive power over 1,256,600 shares of Common Stock.

(7)
James R. Sadowski is the President and Chief Operating Officer of the Company. Mr. Sadowski’s share ownership is comprised of 59,956 shares of Common Stock which he owns directly, 17,124 shares of Common Stock which he owns through the Company’s deferred compensation plan, 10,767 shares of Common Stock which he owns indirectly through the Chart Industries, Inc. 401(k) Investment and Savings Plan, 270,500 shares of Common Stock which he has the right to acquire through the exercise of stock options within 60 days after March 29, 2002 and 9,000 shares of Common Stock owned by his spouse. The ownership of the shares held by his spouse is attributed to Mr. Sadowski pursuant to Commission rules.

(8)	Michael F. Biehl is the Chief Financial Officer and Treasurer of the Company. Mr. Biehl joined the Company on July 25, 2001.

(9)
John T. Romain is the Controller, Chief Accounting Officer and Assistant Treasurer of the Company. Mr. Romain’s share ownership is comprised of 35,722 shares of Common Stock which he owns directly, 10,662 shares of Common Stock which he owns through the Company’s deferred compensation plan, 7,538 shares of Common Stock which he owns indirectly through the Chart Industries, Inc. 401(k) Investment and Savings Plan, 46,666 shares of Common Stock which he has the right to acquire through the exercise of stock options within 60 days after March 29, 2002 and 22,256 shares of Common Stock owned by his spouse. The ownership of the shares held by his spouse is attributed to Mr. Romain pursuant to Commission rules.

(10)
Don A. Baines is Vice President, Internal Audit and Process Improvement of the Company. Mr. Baines was formerly the Chief Financial Officer and Treasurer and a Director of the Company until July 25, 2001, when he assumed his new position and ceased to be an executive officer and resigned as a Director of the Company. Mr. Baines’ share ownership is comprised of 67,865 shares of Common Stock which he owns directly, 11,694 shares of Common Stock which he owns through the Company’s deferred compensation plan, 9,298 shares of Common Stock which he owns indirectly through the Chart Industries, Inc. 401(k) Investment and Savings Plan and 167,249 shares of Common Stock which he has the right to acquire through the exercise of stock options within 60 days after March 29, 2002.

(11)
Richard J. Campbell is retiring as a Director of the Company effective at the Annual Meeting. Mr. Campbell’s share ownership is comprised of 46,470 shares of Common Stock which he owns directly, 79,500 shares of Common Stock which he has the right to acquire through the exercise of stock options within 60 days after March 29, 2002 and 2,250 shares of Common Stock owned by his spouse. The ownership of the shares held by his spouse is attributed to Mr. Campbell pursuant to Commission rules.

(12)
Thomas F. McKee is a Director of the Company. Mr. McKee’s share ownership is comprised of 1,000 shares of Common Stock which he owns directly and 33,750 shares of Common Stock which he has the right to acquire through the exercise of stock options within 60 days after March 29, 2002.

(13)
Lazzaro G. Modigliani is a Director of the Company. Mr. Modigliani’s share ownership is comprised of 64,186 shares of Common Stock which he owns directly and 45,000 shares of Common Stock which he has the right to acquire through the exercise of stock options within 60 days after March 29, 2002.

(14)
Robert G. Turner, Jr. is a Director of the Company. Mr. Turner’s share ownership is comprised of 1,125 shares held by the Turner & Company, Inc. Employees Profit Sharing Plan, of which Mr. Turner is a trustee, 56,250 shares of Common Stock which he has the right to acquire through the exercise of stock options within 60 days after March 29, 2002, 25 shares of Common Stock held by Mr. Turner as custodian for his minor grandchild and 650 shares of Common Stock owned by his spouse. The ownership of the shares held by his spouse is attributed to Mr. Turner pursuant to Commission rules.

(15)	Does not include share ownership of Don A. Baines, who ceased to be an executive officer and resigned as a Director of the Company on July 25, 2001.

ELECTION OF DIRECTORS

The members of the Company’s Board of Directors are divided into three classes with the term of office of one class expiring each year. The Board of Directors, upon unanimous recommendation of its Nominating Committee, has nominated Arthur S. Holmes to stand for re-election as a Director at the Annual Meeting. Richard J. Campbell, another Director of the Company whose term expires this year, is retiring as of the Annual Meeting and is not a nominee for re-election. No candidate has been nominated to replace Mr. Campbell.

Unless otherwise directed, the persons named in the accompanying proxy will vote for the election of Arthur S. Holmes as a Director of the Company for a three-year term until the Annual Meeting in 2005 and until his successor has been elected and qualified. In the event of the death or inability to act of the nominee, the proxies will be voted for the election as a Director of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying proxy be voted for more than one nominee or for a person other than Arthur S. Holmes and any such substitute nominee for him.

The authorized number of Directors of the Company is presently fixed at six. After the Annual Meeting, two directorships will be vacant due to the resignation of Don A. Baines on July 25, 2001 and the retirement of Richard J. Campbell effective at the Annual Meeting. The Board of Directors has the authority to fill these vacancies, under the Company’s By-Laws, and will do so when individuals can be identified whose services would be beneficial to the Company and its stockholders.

Nominee Proposed by the Board of Directors

Arthur S. Holmes, 61
Chairman and
Chief Executive Officer
Chart Industries, Inc.
Cleveland, Ohio

Arthur S. Holmes has been Chairman and Chief Executive Officer of the Company since its formation in June 1992, and was President until December 1993. Prior to the formation of the Company, Mr. Holmes provided management services to the various operating companies in which he was co-owner and which became Chart operating units. Mr. Holmes served as President of ALTEC International, Inc. from 1985 through 1989. From 1978 through 1985, he served in a variety of managerial capacities for Koch Process Systems, Inc., the predecessor of Process Systems International, Inc., an operating unit of the Company, most recently as Vice President—Manager of the Gas Processing Division. Mr. Holmes is the co-inventor of the Company’s patented Ryan/Holmes technology. Mr. Holmes holds a B.S. and an M.S. in Chemical Engineering from the Pennsylvania State University and an M.B.A. from Northeastern University. Mr. Holmes is a nominee for election to a three-year term to expire in 2005.

Directors Continuing in Office

Lazzaro G. Modigliani, 69
Retired Executive Vice President—Industrial Process
Washington Group International, Inc.
Cambridge, Massachusetts

Lazzaro G. Modigliani retired in 2001 from Washington Group International, Inc., an international engineering and construction firm (“Washington Group”), after having served the company as Executive Vice President—Industrial Process since July 2000. Mr. Modigliani served as Executive Vice President—Industrial Products of Raytheon Engineers & Constructors, Inc. (“Raytheon Engineers”) from January 1998 until it was acquired by Washington Group in July 2000. Mr. Modigliani was a full-time consultant to Raytheon Engineers from June 1994 until December 1997, and served as the President and Chief Operating Officer of Raytheon Engineers from March 1993 until June 1994. From 1989 to March 1993, Mr. Modigliani served as the President and Chief Executive Officer of The Badger Company, Inc. (“Badger”). He served in a variety of senior management positions with Badger since joining it in 1966. Mr. Modigliani holds a Ph.D. in Chemical Engineering from Milan Polytechnic Institute and has served as a Director of the Company since July 1992. Mr. Modigliani’s term as a Director expires in 2003.

Robert G. Turner, Jr., 55
Founder and Managing Partner
Turner, Afek & Nemeth, LLC
Mayfield Village, Ohio

Robert G. Turner, Jr. is the founder and managing partner of Turner, Afek & Nemeth, LLC, a public accounting firm, where he specializes in business valuation, mergers and acquisitions and accounting and tax compliance matters. Previously, Mr. Turner was a national partner in the accounting firm of Pannell Kerr Forster, where his practice focused principally on feasibility studies, accounting and tax services. Mr. Turner received his B.B.A. in Accounting from Cleveland State University and is a Certified Public Accountant and Certified Valuation Analyst. Mr. Turner is a Director of Zaxis International Inc., a biotechnology holding company, and also is a member of Valuation Analysts, a regional succession planning, litigation support and business valuation organization. Mr. Turner has served as a Director of the Company since August 1997. Mr. Turner’s term as a Director expires in 2003.

Thomas F. McKee, 53
Partner and Vice Chairman,
Executive Committee
Calfee, Halter & Griswold LLP
Cleveland, Ohio

Thomas F. McKee is a Partner in the law firm of Calfee, Halter & Griswold LLP and Vice Chairman of its Executive Committee. Mr. McKee principally practices in the corporate finance area. Mr. McKee has served as a member of and corporate secretary to a number of Boards of Directors, including McDonald & Company Investments Inc., Signature Brands, Inc., Mr. Coffee, Inc., DataTRAK International, Inc. and LogoAthletic, Inc. Mr. McKee received his J.D. from Case Western Reserve University School of Law and his bachelor’s degree from the University of Michigan. Mr. McKee has served as a Director of the Company since May 1999. Mr. McKee’s term as a Director expires in 2004.

Director Retiring From Office

Richard J. Campbell, 72
Retired President
Multistack, Inc.
West Salem, Wisconsin

Richard J. Campbell, who will retire as a Director effective at the Annual Meeting, is the retired President of Multistack, Inc., a manufacturer of modular water chillers for air conditioning and industrial markets. Mr. Campbell served as President of Multistack, Inc. from 1995 until 1999 and as a principal from 1989 until 1995. Mr. Campbell also served as Senior Vice President of American Standard, Inc. (“American Standard”) from 1984 through his retirement in 1986 in charge of American Standard’s Trane Division. Mr. Campbell was President, Chief Operating Officer and a Director of Trane from 1977 until American

Standard’s acquisition of Trane in 1984. Mr. Campbell holds a B.S. in Welding Engineering from the Ohio State University and has served as a Director of the Company since July 1992. Upon his retirement as a Director, Mr. Campbell will become a Director Emeritus of the Company.

Board of Directors and Committees

The Board of Directors has four standing Board committees: the Audit Committee, the Compensation Committee, which has a subcommittee, the Nominating Committee and the Strategic Planning Committee, the members of each of which are indicated below.

The Audit Committee assists the Board of Directors in overseeing the quality and integrity of the Company’s financial statements, its compliance with legal and regulatory requirements and the independence and performance of its independent auditors and internal audit function. The Committee also recommends to the Board of Directors the appointment of the independent auditors. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which was attached to the Company’s 2001 Proxy Statement as Appendix A. The members of this Committee, which met five times during the last fiscal year, are Robert G. Turner, Jr., Chairman, Richard J. Campbell, Thomas F. McKee and Lazzaro G. Modigliani. Each of the members of this Committee satisfies the independence and financial literacy requirements of the New York Stock Exchange.

The Compensation Committee is responsible for the determination of compensation payable to the executive officers and other senior managers of the Company. In addition, the Compensation Committee is responsible for the administration of the Company’s Key Employees Stock Option Plan and 1997 Stock Bonus Plan. The Compensation Committee met 10 times during the last fiscal year. The members of the Compensation Committee are Lazzaro G. Modigliani, Chairman, Richard J. Campbell, Thomas F. McKee and Robert G. Turner, Jr.

The Compensation Subcommittee consists of Directors intended to qualify under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is responsible for making certain grants, awards, certifications and other administrative arrangements regarding selected compensation decisions for the Chief Executive Officer and the Company’s other executive officers. In addition, the Compensation Subcommittee is responsible for the administration of the Company’s 2000 Executive Incentive Stock Option Plan and Second Amended and Restated 1997 Stock Option and Incentive Plan. See “Executive Compensation —Compensation Subcommittee Report on Executive Compensation.” The Compensation Subcommittee met 10 times during the last fiscal year. The members of the Compensation Subcommittee are Lazzaro G. Modigliani, Chairman, Richard J. Campbell and Robert G. Turner, Jr.

The Nominating Committee was established in February 2001 and consists solely of non-employee Directors. The Nominating Committee considers and recommends to the Board of Directors nominees for election as Directors and candidates to fill vacancies on the Board of Directors, and, in making its recommendations, it reviews the performance of incumbent Directors and the background, qualifications and experience of other candidates for service as Directors. The Nominating Committee will consider Director nominees recommended by stockholders if a written nomination is received by the Company’s corporate secretary not less than 60 nor more than 90 days before the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting to stockholders. Certain informational content requirements also must be met with respect to Director nominations. See “Date To Submit Stockholder Proposals For 2003 Annual Meeting.” The members of this Committee, which took action in writing but did not otherwise meet during the last fiscal year, are Lazzaro G. Modigliani, Chairman, Richard J. Campbell and Robert G. Turner, Jr.

The Strategic Planning Committee advises management in defining and achieving the Company’s strategic objectives. The Strategic Planning Committee met one time during the last fiscal year. The members of the Strategic Planning Committee are Arthur S. Holmes, Chairman, Richard J. Campbell, Thomas F. McKee, Lazzaro G. Modigliani and Robert G. Turner, Jr.

The Company’s Board of Directors met nine times during the last fiscal year. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he served during the period for which he was a member of the Board.

Each non-employee Director receives a retainer fee in the amount of $3,750 per quarter and $2,500 for each Board of Directors meeting attended, along with reimbursement of out-of-pocket expenses incurred in connection with attending such meetings. Non-employee Directors also receive $500 per telephonic conference meeting. In addition, each non-employee Director receives a minimum of $500 and a maximum of $1,200 per meeting (based on the length of the meeting) for any meeting of a committee of the Board of Directors or any other requested in-person meeting that is held on a day other than the day of a Board meeting and $500 for committee meetings held on the same day as a Board meeting. Arthur S. Holmes receives no compensation for serving as a Director. Under the Company’s 1996 Stock Option Plan for Outside Directors, each Director who is not an employee of the Company also receives an option to purchase 11,250 shares of Common Stock when such person first becomes a non-employee Director, and receives an additional option to purchase 11,250 shares of Common Stock immediately after each annual meeting thereafter for so long as such person continues to be a non-employee Director.

In November 2001, the Board of Directors adopted a Director Emeritus Policy. Under the policy, any retiring Director who has served as a Director of the Company for at least nine years may be invited by the Board of Directors to assume emeritus status. A Director Emeritus is invited to attend all regular quarterly Board of Directors meetings, but may not vote on matters considered at the meetings. Each Director Emeritus receives $1,000 for each quarterly meeting attended, along with reimbursement of out-of-pocket expenses incurred in connection with attending such meetings. Upon his retirement from the Board of Directors at the Annual Meeting, Richard J. Campbell will become a Director Emeritus of the Company.

AUDIT COMMITTEE AND RELATED MATTERS

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors, a copy of which was attached to the Company’s 2001 Proxy Statement as Appendix A.

Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Committee monitors these processes.

In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Committee also discussed with the independent auditors such other matters as are required to be discussed with the Committee under generally accepted auditing standards.

In addition, the independent auditors provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), related to the auditors’ independence. The Committee discussed with the independent auditors the auditors’ independence from the Company and its management and considered the compatibility of nonaudit services with the auditors’ independence.

The Committee discussed with the Company’s financial management and independent auditors the overall scope and plans for the audit. The Committee also met with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
ROBERT G. TURNER, JR., CHAIRMAN
RICHARD J. CAMPBELL
THOMAS F. MCKEE
LAZZARO G. MODIGLIANI

Independent Auditors

The Board of Directors, upon recommendation of the Audit Committee, has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2002. Fees for services rendered by Ernst & Young LLP for the last fiscal year were:

Audit Fees	All Other Fees
$520,500	$1,144,000*

*
Includes fees for audit-related services of $78,000, fees for tax services of $570,000 and fees for corporate finance services of $496,000. Audit-related services include accounting consultation and assistance, audits of employee benefit plans and Securities and Exchange Commission registration statements. Corporate finance services principally represent assisting the Company in analyzing refinancing alternatives, including the recent amendments to its credit facilities.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

EXECUTIVE COMPENSATION

The following table shows compensation received by the Company’s Chief Executive Officer and all other executive officers and other persons required to be included in the table for the fiscal year ended December 31, 2001 as well as their compensation for each of the fiscal years ended December 31, 2000 and 1999.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation(1)	Number of Securities Underlying Options		All Other Compensation(2)
Arthur S. Holmes	2001	$350,000		—		—	—		$16,782
Chairman and Chief	2000	263,000		$319,600		—	162,500	(8)	16,786
Executive Officer	1999	250,000		50,000		—	—		15,933
James R. Sadowski	2001	$263,000		—		—	—		$16,782
President and Chief	2000	263,000		$310,882	(6)	—	162,500	(8)	16,786
Operating Officer	1999	250,000		50,000		—	45,000	(9)	15,933
Michael F. Biehl(3)	2001	$82,577	(3)	$60,000	(7)	—	50,000	(10)	—
Chief Financial Officer
and Treasurer
John T. Romain	2001	$130,500		—		—	—		$15,078
Controller, Chief	2000	125,000		$110,818	(6)	—	86,667	(8)	13,345
Accounting Officer and Assistant Treasurer	1999	112,000		20,000		—	5,000	(11)	15,933
Don A. Baines(4)	2001	$175,035	(5)	—		—	—		$15,437
Vice President,	2000	184,000		$217,499	(6)	—	24,999	(12)	16,786
Internal Audit and Process Improvement	1999	175,000		30,000		—	10,000	(11)	15,933

(1)	No person listed in the table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

(2)	Represents amounts contributed by the Company to the listed person’s personal account under the Chart Industries, Inc. 401(k) Investment and Savings Plan.

(3)	Mr. Biehl joined the Company on July 25, 2001 as its Chief Financial Officer and Treasurer. Mr. Biehl’s current annual base salary level is $190,000.

(4)
Mr. Baines, who is presently the Company’s Vice President, Internal Audit and Process Improvement, ceased to be an executive officer on July 25, 2001. Pursuant to Commission rules, the table shows compensation received by Mr. Baines for the full fiscal year ended December 31, 2001.

(5)
After ceasing to be an executive officer of the Company, Mr. Baines’ base salary level was reduced in connection with his new responsibilities. Mr. Baines’ current annual base salary level is $128,500.

(6)
The following portions of these bonus amounts were paid in shares of Common Stock under the Company’s 1997 Stock Bonus Plan: Mr. Sadowski, $54,676 (12,706 shares); Mr. Romain, $14,664 (3,408 shares); and Mr. Baines, $36,000 (8,366 shares). In addition, Mr. Sadowski deferred $76,862 of his bonus amount to subsequent periods pursuant to the Company’s Voluntary Deferred Income Plan.

(7)	Mr. Biehl was awarded a cash signing bonus of $20,000 and a guaranteed year-end cash bonus of $40,000 for 2001. Mr. Biehl will participate in the Company’s standard executive bonus programs for 2002.

(8)
These options were granted in May 2000 pursuant to the Company’s 2000 Executive Incentive Stock Option Plan. These options become exercisable in annual installments over a period of five years from the date of grant, based in part on the executive officer’s continued service during that period and in part on the Company’s realization of certain financial targets on an annual basis over the period. Because the Company did not realize the financial targets for 2001, the following number of shares subject to options granted under the plan were forfeited after the end of the fiscal year and have been deducted from the number of options granted in 2000 reflected in the table: Mr. Holmes, 25,000 shares; Mr. Sadowski, 25,000 shares; and Mr. Romain, 13,333 shares.

(9)
This option was granted in May 1999 pursuant to the Company’s 1997 Stock Option and Incentive Plan. Twenty percent of the shares subject to this option become exercisable on each anniversary of the date of grant.

(10)
This option was granted in July 2001 pursuant to the Company’s 1997 Stock Option and Incentive Plan. Twenty percent of the shares subject to this option become exercisable on each anniversary of the date of grant.

(11)
These options were granted in February 1999 pursuant to the Company’s 1997 Stock Option and Incentive Plan. Twenty percent of the shares subject to these options become exercisable on each anniversary of the date of grant.

(12)
This option was granted in May 2000 pursuant to the Company’s 2000 Executive Incentive Stock Option Plan, and was subsequently amended in July 2001 to reduce the number of shares subject to the option from 125,000 to 24,999 in connection with Mr. Baines’ ceasing to be an executive officer of the Company. The option is fully exercisable with respect to the remaining 24,999 shares.

Option Grants

The following table shows information about grants of stock options to purchase Common Stock made during fiscal year 2001 to the persons named in the summary compensation table above.

Option Grants in Last Fiscal Year

Individual Grants
	Number of Securities Underlying Options Granted		Percentage of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price (per share)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
Name							5%	10%
Arthur S. Holmes Chairman and Chief Executive Officer	—		—	—		—	—	—
James R. Sadowski President and Chief Operating Officer	—		—	—		—	—	—
Michael F. Biehl Chief Financial Officer and Treasurer	50,000	(1)	31.0%	$3.80	(2)	7/25/2011	$119,490	$302,811
John T. Romain Controller, Chief Accounting Officer and Assistant Treasurer	—		—	—		—	—	—
Don A. Baines Vice President, Internal Audit and Process Improvement	—		—	—		—	—	—

(1)
This option was granted on July 25, 2001 pursuant to the Company’s 1997 Stock Option and Incentive Plan. Twenty percent of the shares subject to this option becomes exercisable on each anniversary of the date of grant. In general, the optionee’s rights under the option will terminate three months after his termination of employment. In the event of a “change in control,” as defined in the plan, the option will become immediately exercisable for all shares subject to it.

(2)	Based on the closing price of the Common Stock of $3.80 on the New York Stock Exchange on July 25, 2001.

Option Exercises and Fiscal Year-End Values

The following table shows for the persons named in the summary compensation table above information about their exercise of stock options to purchase Common Stock during fiscal year 2001 and their unexercised stock options to purchase Common Stock at December 31, 2001.

Aggregated Option Exercises in Last Fiscal Year
and December 31, 2001 Option Value

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2001			Value of Unexercised In-the-Money Options at December 31, 2001(1)
			Exercisable	Unexercisable		Exercisable	Unexercisable
Arthur S. Holmes	—	—	37,500	125,000	(2)	—	—
Chairman and Chief Executive Officer
James R. Sadowski	—	—	240,000	179,000	(2)	$3,574	—
President and Chief Operating Officer
Michael F. Biehl	—	—	—	50,000		—	—
Chief Financial Officer and Treasurer
John T. Romain	—	—	39,999	73,168	(2)	—	—
Controller, Chief Accounting Officer and Assistant Treasurer
Don A. Baines	—	—	167,249	10,000		—	—
Vice President, Internal Audit and Process Improvement

(1)	Based on the closing price of the Common Stock of $2.35 on the New York Stock Exchange on December 31, 2001.

(2)
Certain of these options were granted in May 2000 pursuant to the Company’s 2000 Executive Incentive Stock Option Plan, and vest in part on the Company’s realization of certain financial targets on an annual basis over the five-year vesting period. Because the financial goals were not achieved for fiscal year 2001, a portion of these options were forfeited after the end of the fiscal year and have been deducted from the option numbers presented in this table.

Certain Agreements

In November 2001, Arthur S. Holmes entered into an employment agreement with the Company pursuant to which Mr. Holmes is employed as Chairman and Chief Executive Officer of the Company. The agreement, which terminates in January 2006, provides for an annual base salary of not less than $350,000 per year and for Mr. Holmes’ participation in incentive compensation and option programs and other customary employee benefits. The agreement also provides for severance benefits if Mr. Holmes (i) is discharged without cause, (ii) resigns as a result of certain material changes relating to his employment, including a significant reduction in the nature or scope of his title, authority or responsibilities, a reduction in his base salary below $350,000, a relocation of the Company’s principal executive office beyond 60 miles from his residence, material changes in his incentive compensation targets or receiving incentive compensation for any year less than the incentive compensation amount paid to any other executive officer for that year, or (iii) resigns during the 60-day period commencing on the first anniversary of a change in control of the Company. In these cases, the agreement entitles Mr. Holmes to a severance payment equal to the amount of base salary and bonus payments he would have received had he remained employed with the Company until the latest of January 2006, the first anniversary of termination of employment or the second anniversary of a change in control if his employment terminates or is deemed to terminate on or after such change in control, and is based on his base salary then in effect and annual bonuses equivalent to 50% of his base salary. In these cases, Mr. Holmes is also entitled to continued participation in health and life insurance benefits through the latest of the dates referenced in the preceding sentence. A portion of the severance payments made to Mr. Holmes may be deemed to be subject to the 20% excise tax imposed on certain payments that are contingent on a change in control under Section 280G of the Code. If the amount to be received by Mr. Holmes would be greater if the severance payments were reduced so that the 20% excise tax would not be applicable, then the severance payments would be reduced to the extent necessary so that no payment is subject to the excise tax. In general, Section 280G provides that severance payments that equal or exceed three times certain individuals’ base amounts and are conditioned upon a change in control are subject to a 20% excise tax on the amount of the excess payments, which is imposed on the individual receiving the payments, and the Company is not entitled to deduct the amount of the excess payments for federal income tax purposes. Mr. Holmes’ agreement also contains certain customary non-competition, non-solicitation and confidentiality provisions that are operative during Mr. Holmes’ employment with the Company and for one year after termination of employment.

In January 2001, James R. Sadowski entered into an employment agreement with the Company pursuant to which Mr. Sadowski is employed as President and Chief Operating Officer of the Company. The agreement, which terminates in January 2006, provides for an annual base salary of not less than $263,000 per year and for Mr. Sadowski’s participation in incentive compensation and option programs and other customary employee benefits. The agreement also provides for severance benefits if Mr. Sadowski (i) is discharged without cause, (ii) resigns as a result of being assigned duties inconsistent with his position, or (iii) resigns as a result of other material changes relating to his employment, including material changes in his incentive compensation targets, receiving incentive compensation for any year equal to less than 50% of the total incentive compensation paid to executive officers other than the Chief Executive Officer for that year or a relocation of his principal executive office more than 25 miles from his residence. In these cases, the agreement entitles Mr. Sadowski to an amount equal to one year’s salary and bonus and generally to continued participation in health and life insurance benefits for one year. In addition, the agreement generally entitles Mr. Sadowski to the same severance benefits if he terminates his employment as a result of a change in control of the Company, except that Mr. Sadowski will be entitled to an amount equal to two years’ salary and bonus in this case instead of one year’s salary and bonus.

In July 2001, Michael F. Biehl entered into an agreement with the Company that provides for severance benefits if Mr. Biehl’s employment is terminated without cause or is terminated due to a change in control. In the case where Mr. Biehl’s employment is terminated without cause, the agreement entitles Mr. Biehl to an amount equal to 12 months of his then current base pay. In the case where Mr. Biehl’s employment is terminated due to a change in control, the agreement entitles Mr. Biehl to continued payment of his then current base salary for a period of 24 months from the date of termination due to a change in control.

In May 1996, John T. Romain entered into an agreement with the Company that, in the event of a change in control of the Company, provides for the continuation of payment of his salary by the Company and his continued participation in certain of the Company’s employee benefit plans if his employment with the Company terminates other than through his discharge for cause or by reason of his death or disability. A December 1998 amendment to the agreement provides that Mr. Romain’s entitlement to such payments and employee benefits participation will terminate on the earlier of Mr. Romain’s normal retirement date or 24 months following the date on which the change in control occurs.

Compensation Subcommittee Report on Executive Compensation

General

The following report of the Compensation Subcommittee of the Compensation Committee (the “Compensation Subcommittee” or the “Subcommittee”) describes the philosophy, objectives and components of the Company’s executive officer compensation programs for 2001 and discusses the determinations concerning the compensation for the Chief Executive Officer for 2001.

The Compensation Subcommittee consists of Directors intended to qualify under each of Section 16 of the Exchange Act and Section 162(m) of the Code. The Compensation Subcommittee makes certain grants, awards, certifications and other administrative arrangements regarding selected compensation decisions for the executive officers. The members of the Compensation Subcommittee are Messrs. Campbell, Modigliani and Turner.

Compensation Philosophy

In reviewing and overseeing the Company’s compensation programs for the executive officers, the Compensation Subcommittee adheres to a compensation philosophy of providing executive compensation programs that: (i) attract and retain key executives crucial to the long-term creation of stockholder value; (ii) relate to the achievement of operational and strategic objectives; and (iii) are commensurate with each executive’s performance, experience and responsibilities. In making its determinations concerning adjustments to salaries, incentive compensation and awards under other compensation plans, the Subcommittee considers the financial and operational performance of the Company during the prior year, the Company’s success in achieving strategic objectives, the current market conditions affecting the Company’s business, the general business environment and its assessment of the contributions of the individual executive to the Company’s performance and achievement of its strategic objectives. The Subcommittee’s overall executive officer compensation philosophy emphasizes performance-based compensation, with incentive compensation awards and the vesting of a portion of stock option grants based on achievement of financial and operating targets.

Compensation Program

As a means of implementing this compensation philosophy, the Company’s compensation program for executive officers consists of the following primary elements: base salary; participation in the Company’s discretionary incentive program; and participation in the Company’s stock option plans. These particular elements are explained further below.

Base Salary—The Compensation Subcommittee determines base salaries by evaluating each executive officer’s experience and responsibilities, the executive’s individual past performance and the executive’s expected future contributions, as well as the competitive environment for executive talent and the financial condition and operational performance of the Company. Based on a review of executive officer compensation reported in publicly filed documents of the companies comprising the peer group index for performance graph purposes (“Peer Group”), as well as other industry data for similarly situated companies in the industrial and manufacturing sectors, the Subcommittee believes that the salary levels for the Company’s executive officers are typically in the range of average salary levels of this group.

Discretionary Incentive Program—The Company has historically maintained its Management Incentive Compensation Program (the “MIC”) for key employees of the Company and its operating units. Although the Compensation Committee of the Board of Directors generally determines the awards under the MIC for key employees of the Company and its operating units, the Compensation Subcommittee determines the awards for the executive officers. Awards under the MIC historically have been based largely upon targeted corporate and operating unit earnings goals. In addition, the Compensation Subcommittee believes that requiring persons who participate in the MIC to receive a portion of their annual incentive bonuses in shares of Common Stock under the Company’s 1997 Stock Bonus Plan increases their direct involvement in the long-term success of the Company and links the MIC more directly with enhanced stockholder value. In order to ensure the continuing ability of the Company to pay a portion of annual incentive bonuses in shares of Common Stock, the Board of Directors approved the amendment and restatement of the 1997 Stock Bonus Plan to extend the duration of the plan through December 31, 2006 and increase the aggregate number of shares available for issuance under the plan by 500,000, subject to stockholder approval of these and other changes as described in this Proxy Statement under the caption “Proposal to Amend and Restate the 1997 Stock Bonus Plan.”

In order to offer targeted short-term incentives to the executive officers aligned closely with the Company’s overall performance, the Compensation Subcommittee adopted an executive officer incentive program for fiscal 2001 (the “Executive Incentive Program”) within the broader framework of the MIC. Under the Executive Incentive Program, the Compensation Subcommittee agreed to set aside a portion of the Company’s fiscal 2001 earnings for executive officer bonuses, if certain targeted financial goals and operational objectives were achieved. The Subcommittee believes that this program is consistent with its performance-based compensation philosophy, since potential incentive awards to executive officers could be significant, but only if the Company achieved financial and operating targets designed to create value for stockholders. After considering the Company’s financial and operating performance for fiscal 2001, the Compensation Subcommittee determined that the operating and financial goals under the Executive Incentive Program had not been achieved. As a result, the Subcommittee did not award any bonuses to the executive officers under the terms of the Executive Incentive Program for 2001.

Michael F. Biehl joined the Company as Chief Financial Officer and Treasurer in July 2001, well after the performance goals had been established under the Executive Incentive Program for the year. Accordingly, the Subcommittee determined that it was appropriate to award Mr. Biehl a cash signing bonus of $20,000 and a guaranteed year-end cash bonus of $40,000 for 2001. The Subcommittee believes that these bonuses were appropriate in order to attract Mr. Biehl and ensure his continued service to the Company. In particular, Mr. Biehl must forfeit and repay the signing bonus if he does not remain employed with the Company for at least one year.

Stock Option Awards—The Company maintains its Second Amended and Restated 1997 Stock Option and Incentive Plan (the “1997 Plan”) to provide long-term incentives to its employees, including executive officers. The Company also maintains its 2000 Executive Incentive Stock Option Plan (the “2000 Executive Plan”) to provide incentives specifically to its key executive employees. In 2001, the Company granted stock options for 161,250 shares of Common Stock to certain key employees. In light of the significant stock option awards made to executive officers under the 2000 Executive Plan during 2000, no new options were granted during 2001 to executive officers other than Mr. Biehl. The Subcommittee granted Mr. Biehl an option for 50,000 shares under the 1997 Plan when he joined the Company during 2001 and succeeded Don A. Baines as Chief Financial Officer and Treasurer. At the same time, the Subcommittee reduced the number of shares under the option awarded in 2000 to Mr. Baines from 125,000 to 24,999, consistent with Mr. Baines’ transition of responsibilities during 2001.

The Company relies upon long-term incentives through stock option grants as an integral part of its executive officer compensation program. The Compensation Subcommittee believes that stock option grants are instrumental in promoting the alignment of long-term interests between the Company’s executive officers and stockholders because the executives realize gains only if the stock price increases over the fair market value at the date of grant and the executives exercise their options. In determining the size of the stock option grant made to Mr. Biehl during 2001, the Compensation Subcommittee considered Mr. Biehl’s responsibilities and position with the Company and the competitive market for key executive talent. In reducing the number of shares under Mr. Baines’ 2000 Executive Plan option at the same time, the Subcommittee considered Mr. Baines’ new responsibilities after Mr. Biehl joined the Company as Chief Financial Officer and Treasurer.

The options awarded in 2000 to executive officers under the 2000 Executive Plan vest in part based on the executive’s continued service over a period of five years and in part based on the Company’s realization of certain financial targets on an annual basis over a period of five years. The Subcommittee believes that stock options awarded under these vesting conditions help to ensure the continued service of executive officers and align closely executive performance and stockholder value, providing executives with short-term incentives to achieve earnings growth and long-term incentives to attain higher market prices for the Common Stock. The Subcommittee has determined that the financial targets for these options were not achieved for fiscal 2001 and, accordingly, the executives have forfeited the portion of the options subject to 2001 financial performance.

2001 Compensation for the Chief Executive Officer

The Compensation Subcommittee determines the base salary of Arthur S. Holmes, the Company’ s Chairman and Chief Executive Officer, by evaluating Mr. Holmes’ experience and responsibilities, day-to-day workload, individual past performance and expected future contributions to the Company, as well as the financial condition and operational performance of the Company and publicly available information about the compensation of the chief executive officers of similarly situated companies. In determining Mr. Holmes’ 2001 base salary, the Subcommittee also considered, in particular, Mr. Holmes’ taking on substantially more responsibilities at the request of the Board of Directors, the strategic challenges facing the Company and Mr. Holmes’ historically low base salary relative to that of chief executive officers at peer companies. Based on these factors, the Compensation Subcommittee determined that it was appropriate to increase Mr. Holmes’ base salary for 2001 to $350,000, an increase of 33% from Mr. Holmes’ 2000 base salary of $263,000. Based on a review of chief executive officer compensation reported in publicly filed documents of the Peer Group, as well as other industry data for similarly situated companies in the industrial and manufacturing sectors, the Subcommittee believes that the Chief Executive Officer’s base salary compensation is comparable to or below that of the majority of those persons serving as chief executive officer of the companies comprising this group.

The Compensation Subcommittee did not award Mr. Holmes a bonus for 2001 under the Executive Incentive Program, the terms of which are generally discussed above. The Subcommittee believes that the Executive Incentive Program represented a targeted short-term incentive opportunity that was aligned with the Company’s overall 2001 performance.

The Compensation Subcommittee did not award Mr. Holmes a bonus because it determined that the Company had not achieved the operating and financial goals under the Executive Incentive Program for 2001.

The Compensation Subcommittee determined not to award Mr. Holmes any additional stock options in 2001, in light of the significant option award made in the prior fiscal year. During 2000, the Subcommittee granted a stock option for 187,500 shares of Common Stock to Mr. Holmes under the 2000 Executive Plan based on Mr. Holmes’ position and responsibilities, expected contributions to the future growth of the Company and expected future responsibilities. As discussed above for executive officers more generally, Mr. Holmes’ 2000 option vests over a period of five years based on continued service and the Company’s attainment of financial targets. The Subcommittee has determined that the financial targets for fiscal 2001 were not met and, consequently, Mr. Holmes has forfeited the portion of the option subject to 2001 financial performance.

COMPENSATION SUBCOMMITTEE

LAZZARO G. MODIGLIANI, CHAIRMAN
RICHARD J. CAMPBELL
ROBERT G. TURNER, JR.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and Directors and persons who own 10% or more of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the New York Stock Exchange. Officers, Directors and 10% or greater stockholders are required by Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the information provided to the Company during or with respect to fiscal 2001 by persons required to file such reports, the Company believes that its officers, Directors and owners of 10% or more of the Common Stock have complied with all applicable Section 16(a) filing requirements.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total stockholders’ return on the Company’s Common Stock with the cumulative total return of an index of certain peer companies selected by the Company and the Russell 2000 Index for the period beginning December 31, 1996 and ending December 31, 2001. The graph assumes that the value of the investment in Chart’s Common Stock and each index was $100 on December 31, 1996 and that all dividends, if any, were reinvested.

Comparison of Chart’s Common Stock,
Peer Group(1) and Russell 2000 Index

(1)
The Company selects the peer companies that comprise the Peer Group Index solely on the basis of objective criteria. These criteria include maintaining an index composed of approximately seven or eight manufacturing companies in the highly engineered products industry that have market capitalization similar to the Company. The Peer Group members are Gardner Denver, Inc., Graham Corporation, Helix Technology Corporation, Intermagnetics General Corporation, Lufkin Industries, Inc., NATCO Group Inc., Park-Ohio Holdings Corp. and Robbins & Myers, Inc. ITEQ, Inc. has ceased to be a member of the Peer Group as a result of its acquisition by a third party during 2001. Pitt-Des Moines, Inc. has ceased to be a member of the Peer Group as a result of its sale of substantially all of its assets during 2001. Lufkin Industries, Inc., NATCO Group Inc. and Park-Ohio Holdings Corp. have been added as members of the Peer Group to replace ITEQ, Inc. and Pitt-Des Moines, Inc.

PROPOSAL TO AMEND AND RESTATE
THE 1997 STOCK BONUS PLAN

The 1997 Stock Bonus Plan (the “1997 Bonus Plan”) is designed to further the growth, success and interests of the Company and its stockholders by requiring certain management employees who participate in the Company’s management incentive bonus programs to receive a portion of their annual incentive bonuses in shares of Common Stock in order to increase their direct involvement in the long-term success of the Company. The stockholders of the Company approved the adoption of the 1997 Bonus Plan at the Annual Meeting of Stockholders in 1997. As originally adopted, the 1997 Bonus Plan was available only with respect to bonuses payable through fiscal year 2001 and expired thereafter. The Board of Directors has approved the amendment and restatement of the 1997 Bonus Plan to extend the duration of the plan through December 31, 2006, increase the aggregate number of shares available for issuance under the plan by 500,000 and make the other changes described below. The Board of Directors is proposing this amendment and restatement for stockholder approval.

As of December 31, 2001, only 33,606 shares of Common Stock remained available for the future issuances of Common Stock under the Company’s 1997 Bonus Plan. The Board of Directors has approved the proposed changes to the 1997 Bonus Plan in order to ensure the continuing ability of the Company to pay a portion of eligible incentive bonuses in Common Stock under the terms of the plan.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present, either in person or by proxy, at the meeting is required to approve the amendment and restatement. Thus, abstentions will have the same effect as votes against the proposal. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the meeting, provided that this Proxy Statement is transmitted to the beneficial owner at least 15 days before the meeting. Broker non-votes are not counted as present and entitled to vote for determining whether this proposal has been approved and have no effect on its outcome.

The Board of Directors recommends a vote FOR the proposal to amend and restate the 1997 Bonus Plan.

The following is a summary of the significant changes to the 1997 Bonus Plan as well as the material features of the plan, as proposed to be amended and restated. A copy of the complete text of the proposed Chart Industries, Inc. Amended and Restated 1997 Stock Bonus Plan is attached to this Proxy Statement as Appendix A. The following summary is qualified entirely by reference to the full text.

Significant Changes

The 1997 Bonus Plan, as proposed to be amended and restated, is different from the existing 1997 Bonus Plan in the following significant aspects:

•
The amended terms of the plan extend the duration of the plan through December 31, 2006, or such earlier date as may be determined by the Board of Directors. Under the existing terms of the plan, it terminated as of December 31, 2001.

•
The number of shares available for issuance under the 1997 Bonus Plan has been increased to 725,000. This is an increase of 500,000 shares over the number available for issuance under the existing terms of the plan.

The following summary of the material features of the 1997 Bonus Plan, as proposed to be amended and restated, describes the plan after giving effect to these changes.

Summary of 1997 Bonus Plan

Any employee of the Company will be eligible to participate in the 1997 Bonus Plan if he or she has been awarded a bonus (a “Qualifying Bonus”) under one of the Company’s Management Incentive Compensation Programs. The current number of persons who will be eligible for participation in the plan is approximately 84. The 1997 Bonus Plan will be administered by the Compensation Committee of the Board of Directors, or any subcommittee thereof (the “Compensation Committee”), which is comprised of at least two Directors who satisfy the requirements for a “non-employee director” under Rule 16b-3 of the Exchange Act.

Authority of Committee.    The Compensation Committee generally has authority to supervise the administration of the 1997 Bonus Plan, including authority to: interpret the terms of the plan; establish rules governing the plan; determine the number of shares awarded to each plan participant, the price at which such shares will be awarded and the timing when shares may be awarded; prescribe the form of instrument evidencing any award and issuance under the plan and the legend, if any, to be placed on certificates representing shares issued under the plan; amend the plan to exclude or include any employee under the plan upon such terms and conditions as deemed appropriate by the Compensation Committee; and determine the terms and conditions to which shares awarded under the plan will be subject. Within certain limits, the Compensation Committee may delegate its authority under the 1997 Bonus Plan to any other person or persons.

Shares Subject to the 1997 Bonus Plan.    The maximum aggregate number of shares of Common Stock that may be issued under the 1997 Bonus Plan during its term is 725,000, subject to certain adjustments as described below. In the event that the number of shares to be issued to all employees receiving Qualifying Bonuses exceeds this number, then each employee’s award will be proportionately reduced so that the total number of shares to be issued pursuant to the 1997 Bonus Plan will not exceed 725,000. Shares of Common Stock issued under the plan may be either newly-issued shares or treasury shares.

Award of Shares.    The number of shares of Common Stock awarded to a participant will be determined by dividing the stock portion of a participant’s Qualifying Bonus by the “Adjusted Purchase Price” (as defined below) of one share of Common Stock. The stock portion of a participant’s Qualifying Bonus is determined under the following formula according to the participant’s Qualifying Bonus amount:

Qualifying Bonus Amount
Over	But Not Over	Stock Portion of Bonus
$ 0	$ 25,000	$0
$ 25,000	$ 50,000	10% of total amount of bonus
$ 50,000	$100,000	$5,000 plus 15% of amount over $50,000
$100,000		$12,500 plus 20% of amount over $100,000

The Compensation Committee may adopt a different formula for any employee, class of employees or calendar year, and may adopt as many different formulas as it deems necessary for each class of employees who receive a Qualifying Bonus in any calendar year.

The “Adjusted Purchase Price” of one share of Common Stock will be determined by calculating the average closing price of one share of Common Stock for the five trading days ending on the last day of the month immediately preceding the month in which the Qualifying Bonus is paid, and multiplying such average price by 95%. No fractional shares will be awarded under the 1997 Bonus Plan. In the event that a participant is entitled to a fractional share, he or she is entitled to the next larger whole share.

Adjustments.    In the event that the outstanding shares of Common Stock are changed by reason of a stock split or combination, recapitalization or reorganization or stock dividend, the Compensation Committee may adjust the number and class of shares that may be issued under the 1997 Bonus Plan to reflect such change.

Amendment, Effective Date and Termination of the 1997 Bonus Plan.    The Board of Directors may amend or terminate the 1997 Bonus Plan at any time. Stockholder approval is required for any amendment that increases, subject to adjustments as described above, the maximum number of shares that may be issued under the plan. Also, no amendment may modify or impair the rights of participants awarded shares under the plan, or who have been granted the right to an award of shares under the plan prior to any such amendment.

The amendment and restatement of the 1997 Bonus Plan was approved by the Board of Directors on February 7, 2002, but will not be effective until its approval by the Company’s stockholders. The 1997 Bonus Plan will remain in effect until December 31, 2006, unless earlier terminated. Termination of the plan may not impair the rights of participants to any awards under the plan with respect to the calendar year ending December 31, 2006 or any earlier calendar year.

Federal Income Tax Consequences of Awards

The anticipated income tax treatment, under current provisions of the Code, of an award of shares under the 1997 Bonus Plan is as follows:

A participant in the 1997 Bonus Plan will be taxed on the value of the shares issued under the plan on the date of the award of such shares. The participant will recognize as income the full fair market value of the shares at ordinary income tax rates in effect at that time. If a participant subsequently sells his or her shares, the difference between the fair market value of the shares on the award date and the amount realized on the sale will be treated as capital gain or loss, which will be taxed at short- or long-term rates depending on the length of time the participant holds the shares prior to the sale.

Subject to the applicable provisions of the Code and the regulations thereunder, the Company generally will be entitled to a federal income tax deduction in the amount of the ordinary income realized by a participant in the year the shares are awarded to a participant under the plan. Any amounts includable as ordinary income to a participant in respect of an award of shares will be subject to applicable withholding for federal income and employment taxes.

The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards under the 1997 Bonus Plan or the Company or to describe tax consequences based on particular circumstances. It is based on United States federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The discussion does not address state or local tax consequences or income tax consequences for taxpayers who are not subject to taxation in the United States.

New Plan Benefits

No awards have been made under the 1997 Bonus Plan, as amended and restated, as of the date hereof. Because the number of shares that may be awarded to participants in the 1997 Bonus Plan are based upon the amount of the participants’ Qualifying Bonuses, such number to be awarded to participants during fiscal 2002 is not determinable at this time.

DATE TO SUBMIT STOCKHOLDER
PROPOSALS FOR 2003 ANNUAL MEETING

Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Stockholders to be held in 2003 must do so no later than December 31, 2002. To be eligible for inclusion in the 2003 proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act.

Stockholder proposals not intended to be included in the proxy materials for the 2003 Annual Meeting as well as stockholder nominations for election of Directors at the 2003 Annual Meeting must each comply with advance notice provisions set forth in the Company’s By-Laws to be properly brought before the 2003 Annual Meeting. In general, written notice of a stockholder proposal or director nomination must be delivered to the corporate secretary at the Company’s principal place of business not less than 60 nor more than 90 days before the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting.

To be considered properly brought before the 2003 Annual Meeting, written notice must be received by the Company’s corporate secretary between January 30, 2003 and March 1, 2003. If the Company does not receive the notice between these dates, such notice will be considered untimely. The Company’s proxy for the 2003 Annual Meeting will grant discretionary authority to the persons named therein to exercise their voting discretion with respect to any such matter of which the Company does not receive notice by March 1, 2003.

In addition to timing requirements, the advance notice provisions of the Company’s By-Laws contain informational content requirements that also must be met. A copy of the By-Laws may be obtained by writing to the corporate secretary at the Company’s principal place of business.

OTHER MATTERS

The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders. If other matters, however, properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

The firm of Calfee, Halter & Griswold LLP provided legal services to the Company in 2001 in the normal course of the Company’s business, and the Company expects that such firm will continue to provide services to the Company in 2002. Thomas F. McKee, a Director and Secretary of the Company, is a partner in the firm of Calfee, Halter & Griswold LLP.

Upon the receipt of a written request from any stockholder, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company’s most recent fiscal year. Written requests for such report should be directed to:

Michael F. Biehl
Chief Financial Officer
and Treasurer
Chart Industries, Inc.
5885 Landerbrook Drive, Suite 150
Cleveland, Ohio 44124

You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Annual Meeting.

By	Order of the Board of Directors

TH	OMAS F. MCKEE
Se	cretary

April 30, 2002

APPENDIX A

CHART INDUSTRIES, INC.
AMENDED AND RESTATED 1997 STOCK BONUS PLAN

1.    Name and Purpose.

1.1    The name of this plan is the Chart Industries, Inc. Amended and Restated 1997 Stock Bonus Plan (“Plan”). The Plan will be maintained by Chart Industries, Inc. (the “Company”) to further the growth, success and interests of the Company and the stockholders of the Company by requiring certain management employees of the Company who receive a Qualifying Bonus (as defined in Section 3.3 below) to receive a portion of such Qualifying Bonus in Common Stock, par value $.01 per share, of the Company (“Shares”) under the terms and conditions of and in accordance with this Plan, thereby increasing their direct involvement in the future success of the Company.

2.    Administration of the Plan.

2.1    This Plan shall be administered by the Compensation Committee (or any subcommittee thereof) (the “Committee”) of the Board of Directors of the Company, which shall consist of at least two (2) directors, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and any successor to such rule (“Rule 16b-3”). The Committee may, from time to time, designate one or more persons or agents to carry out any or all of its administrative duties hereunder; provided that none of the duties required to be performed by the Committee under Rule 16b-3 or Section 2.3 of the Plan may be delegated to any other person.

2.2    The Plan shall be administered and operated on the same annual accounting period as the Company (herein referred to as the “Plan Year”), which presently is the calendar year. The first Plan Year will be deemed to have commenced on January 1, 1997 and to have ended on December 31, 1997. In the event that the Company changes its annual accounting period, the Plan Year shall automatically change and the Committee may make such adjustments to the operation of the Plan as appropriate to reflect any short Plan Years, adjustments to the dates that Shares are awarded or any other adjustments that may be appropriate to reflect the change in the Plan Year.

2.3    The Committee shall interpret the Plan, and to the extent and in the manner contemplated herein, it shall exercise the discretion granted to it. The Committee shall issue from time to time such rules and interpretations as in its judgment are necessary in order to administer the Plan effectively. The Committee shall have the exclusive right in its sole discretion to determine the number of Shares awarded to each participant, to determine the price or prices at which Shares shall be awarded to each participant, to determine the time or times when Shares may be awarded and to prescribe the form, which shall be consistent with this Plan, of the instruments evidencing any award and issuance under this Plan and the legend, if any, to be affixed to the certificates representing Shares issued under this Plan.

3.    Eligible Employees and Participation.

3.1    Any employee of the Company or its subsidiaries shall be eligible to participate in the Plan if he has been awarded a Qualifying Bonus as defined in Section 3.3 below for the Plan Year or any portion of the Plan Year.

3.2    No member of the Board of Directors of the Company, unless he is also an employee of the Company or its subsidiaries, and no member of the Committee, shall be eligible to participate in the Plan.

3.3    The words “Qualifying Bonus” shall mean a bonus paid to an employee under one of the Company’s Management Incentive Compensation Programs, as such programs may be amended from time to time.

3.4    Subject to approval by the Board of Directors of the Company, the Committee shall have the specific right to amend the Plan to exclude or include any employee under the Plan upon such terms and conditions as deemed appropriate by the Committee.

4.    Stock Portion of Qualifying Bonus.

4.1    The number of Shares that shall be awarded to a participant who is entitled to receive a Qualifying Bonus shall be determined by dividing the Stock Portion of a participant’s Qualifying Bonus by the Adjusted Purchase Price of one Share. The Stock Portion of a participant’s Qualifying Bonus shall be determined under a formula according to the participant’s Qualifying Bonus amount. Such formula shall be the formula reflected in the chart set forth in Schedule A to the Plan, unless the Committee adopts a different formula or chart for any employee, class of employees or Plan Year. The Committee may adopt as many different formulas and charts as it deems necessary for each class of employees who receive a Qualifying Bonus in any Plan Year.

4.2    The Stock Portion of a participant’s Qualifying Bonus shall be determined for each Qualifying Bonus paid with respect to a Plan Year by aggregating the amount of the current Qualifying Bonus together with all the Qualifying Bonuses previously paid with respect to such Plan Year to determine the Stock Portion for the current Qualifying Bonus.

4.3    The Adjusted Purchase Price for one Share shall be determined by calculating the average closing price of one Share for the five (5) trading day period ending on the last day of the month immediately preceding the month that includes the date in which payment of the Qualifying Bonus is actually made to the participant, and multiplying such average price by ninety-five percent (95%).

5.    Shares Subject to the Plan.

5.1    The Shares which may be awarded and issued to employees under this Plan shall be made available, at the discretion of the Board of Directors, either from authorized and unissued Shares of the Company or from Shares reacquired by the Company, including Shares purchased in the open market.

5.2    Shares issued to employees under this Plan shall be subject to such terms and conditions as the Committee in its discretion may provide.

5.3    Subject to the provisions of the succeeding paragraphs of this Section 5, the aggregate number of Shares which may be issued under this Plan shall not exceed seven hundred twenty-five thousand (725,000) Shares. In the event that this limitation applies in a Plan Year, the number of Shares that shall be awarded to an employee shall be that number of Shares equal to the aggregate number of Shares as limited by this Section 5.3 multiplied by a fraction where the numerator is equal to the number of Shares that would have been awarded to such employee without taking into account the limitations in this Section 5.3 and the denominator is equal to the total number of Shares that would have been awarded to all employees without taking into account the limitations in this Section 5.3.

5.4    In the event that the outstanding Shares shall be changed by reason of share splits or combinations, recapitalization or reorganizations, or share dividends, the number of Shares and the class or classes of securities which may thereafter be issued under this Plan may be appropriately adjusted as determined by the Committee so as to reflect such change.

5.5    No fractional Shares shall be awarded under the Plan. In the event that the determination of the number of Shares that a participant is entitled to under the Plan results in a fractional Share, such participant shall be entitled to the number of whole Shares that results from rounding up such determination to the next larger whole Share.

6.    Amendments.

6.1    This Plan may be amended at any time by the Board of Directors of the Company; provided, that if this Plan shall have been approved by the stockholders of the Company, no such amendment shall increase the maximum number of Shares that may be issued pursuant to this Plan, except pursuant to Section 5 hereof, without the further approval of such stockholders; and provided further, that no amendment to this Plan shall modify or impair the rights of participants who have been awarded Shares, or who have been granted the right to an award of Shares hereunder prior to any such amendment.

7.    Duration.

7.1    This Plan, as amended and restated, was approved by the Board of Directors of the Company on February 7, 2002 and becomes effective upon adoption by the affirmative vote of the holders of a majority of the voting power of the Company represented by the Shares present and eligible to vote, in person or by proxy, at any annual or special meeting of stockholders at which a quorum is present. This Plan shall terminate on December 31, 2006 or such earlier date as may be determined by the Board of Directors; provided, however, that such termination shall not impair the rights of participants to any award hereunder with respect to the Plan Year ending December 31, 2006 or any earlier Plan Year.

SCHEDULE A
Effective for Bonuses Payable for any Fiscal Year

Qualifying Bonus Amount		Stock Portion of Bonus
Over	But not Over
$ 0	$ 25,000	$0
$ 25,000	$ 50,000	10% of total amount of bonus
$ 50,000	$100,000	$5,000 plus 15% of amount over $50,000
$100,000		$12,500 plus 20% of amount over $100,000

DETACH CARD HERE

CHART INDUSTRIES, INC.
ANNUAL MEETING OF STOCKHOLDERS — JUNE 6, 2002
This proxy is solicited on behalf of the Board of Directors
The undersigned hereby (i) appoints James R. Sadowski and Thomas F. McKee and each of them, as proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of Common Stock of Chart Industries, Inc. (the “Company”) which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Forum Conference Center, 1375 East 9th Street, 2nd Floor, Cleveland, Ohio, on June 6, 2002 at 10:00 a.m. (EDT), and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the shares of Common Stock of the Company represented by this proxy as indicated below.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no directions are given below, this proxy will be voted FOR the election of the Director nominated by the Board of Directors and FOR proposal 2.
1.	ELECTION OF DIRECTOR
☐  FOR the nominee listed
ARTHUR S. HOLMES
(To withhold authority to vote for the nominee, draw a line through the nominee’s name)
2.	APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1997 STOCK BONUS PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 500,000 AND MAKE OTHER CHANGES TO THE PLAN
☐ FOR	☐ AGAINST	☐ ABSTAIN
(Continued on other side)
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DETACH CARD HERE

(Continued from other side)

3.	IN THEIR DISCRETION TO ACT ON ANY OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

The Board of Directors Recommends You Vote FOR the Above Proposals.

Please date, sign and return promptly in the accompanying envelope.

Dated , 2002

(Signature)

Your signature to this proxy should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.

☐ Check box if you plan on attending the meeting.
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